GEHL SAVINGS PLAN

                                       AND

                                 TRUST AGREEMENT







                   As Amended and Restated as of July 1, 2001

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                                GEHL SAVINGS PLAN
                                -----------------

                                Table of Contents

Article I.  DEFINITIONS AND CONSTRUCTION.......................................6
         Section 1.01.  Definitions............................................6
         Section 1.02.  Construction...........................................8

Article II.  PARTICIPATION, VESTING SERVICE, BREAK IN SERVICE.................10
         Section 2.01.  Participation.........................................10
         Section 2.02.  Vesting Service.......................................10
         Section 2.03.  Break in Service......................................11

Article III.  CONTRIBUTIONS TO THE TRUST FUND.................................12
         Section 3.01.  Election to Make Deposits.............................12
         Section 3.02.  Amount and Payment of Participant Deposits............12
         Section 3.03.  Company Matching Contributions........................12
         Section 3.04.  No Liability for Future Company Contributions.........12
         Section 3.05.  Time Period for Payment of Company Contributions......12
         Section 3.06.  Rollovers.............................................13
         Section 3.07.  USERRA................................................13
         Section 3.08.  Average Deferral Percentage Test......................13
         Section 3.09.  Maximum Contribution Percentage Test..................15

Article IV.  INVESTMENTS......................................................17
         Section 4.01.  Direction of Investment...............................17
         Section 4.02.  Reallocation of Accounts..............................17
         Section 4.03.  Description of Funds..................................17
         Section 4.04.  Funding Policy........................................18

Article V.  PARTICIPANT ACCOUNTS..............................................19
         Section 5.01.  Participant Accounts..................................19
         Section 5.02.  Allocation of Participant Deposits....................19
         Section 5.03.  Allocation of Company Matching Contributions..........19
         Section 5.04.  Disposition of Forfeitures............................19
         Section 5.05.  Allocation of Changes in Value........................19
         Section 5.06.  Maximum Allocation Limitations........................19

Article VI.  BENEFITS.........................................................21
         Section 6.01.  Eligibility for Benefits and Vesting..................21
         Section 6.02.  Death.................................................22
         Section 6.03.  Form and Time of Payment..............................22
         Section 6.04.  Payments to Minor or Incompetent Person...............24
         Section 6.05.  Direct Transfer of Eligible Rollover Distributions....24
         Section 6.06.  Withdrawals...........................................25
         Section 6.07.  Erroneous Overpayments................................26


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         Section 6.08.  Gehl Company Common Stock.............................26

Article VII.  PLAN ADMINISTRATION.............................................27
         Section 7.01.  Appointment of Administrator..........................27
         Section 7.02.  Responsibility and Authority of the Administrator.....27
         Section 7.03.  Use of Professional Services..........................28
         Section 7.04.  Fees and Expenses.....................................28
         Section 7.05.  Delegation of Authority and Responsibility............28
         Section 7.06.  Requirement to Furnish Information and to Use
                        Administrator's Forms.................................28
         Section 7.07.  Claims Procedure......................................28
         Section 7.08.  Agent for Service of Process..........................29

Article VIII.  TRUSTEE........................................................30
         Section 8.01.  Successor Trustee.....................................30
         Section 8.02.  General Powers........................................30
         Section 8.03.  Payments from the Trust Fund..........................31
         Section 8.04.  Trustee Accounting....................................31
         Section 8.05.  Settlement of Trustee Accounts........................31
         Section 8.06.  Reliance on Written Communications....................31
         Section 8.07.  Trustee Fees and Expenses.............................32

Article IX.  INVESTMENT OF TRUST FUND.........................................33
         Section 9.01.  Trustee Investment of Trust Fund......................33
         Section 9.02.  Appointment of Investment Manager.....................33

Article X.  FIDUCIARIES AND ALLOCATION OF RESPONSIBILITIES....................34
         Section 10.01. Fiduciaries...........................................34
         Section 10.02. Allocation of Fiduciary Responsibilities..............34
         Section 10.03. General Limitation on Liability.......................34
         Section 10.04. Multiple Fiduciary Capacities.........................34

Article XI.  AMENDMENT AND TERMINATION........................................35
         Section 11.01. Amendment.............................................35
         Section 11.02. Termination...........................................35

Article XII.  GENERAL PROVISIONS..............................................36
         Section 12.01. Non-Guarantee of Continued Employment or
                        Other Benefits........................................36
         Section 12.02. Mergers, Consolidations and Transfers of Plan
                        Assets................................................36
         Section 12.03. Spendthrift Clause....................................36
         Section 12.04. Exclusive Benefit.....................................36
         Section 12.05. Full Satisfaction of Claims...........................37
         Section 12.06. Indemnification.......................................37
         Section 12.07. Counterparts..........................................37
         Section 12.08. Successors and Assigns................................37
         Section 12.09. IRS Approval..........................................37
         Section 12.10. Top-Heavy Restrictions................................37


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         Section 12.11. Retroactive Application of Certain Plan Provisions....38
         Section 12.12. Prospective Effective Dates...........................39

Article XIII .  TRUSTEE ACCEPTANCE............................................41
         Section 13.01. Date of Acceptance....................................41



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                                GEHL SAVINGS PLAN
                                -----------------

          THIS TRUST AGREEMENT, revised and continued as of the 1st day of July, 2001 by and between Gehl Company, a Wisconsin corporation, and Marshall and Ilsley Trust Company as trustee of the trust hereby continued (hereinafter called the "Trustee").

                              W I T N E S S E T H:

          WHEREAS, effective as of April 22, 1985, Gehl Company adopted the Gehl Savings Plan to encourage eligible employees to contribute toward their own retirement savings through the means of a "cash or deferred arrangement" under
Section 401(k) of the Internal Revenue Code of 1954, as amended; and

          WHEREAS, the plan and trust herein set forth is intended to satisfy the applicable requirements of Sections 401(a), 401(k), and 501(a) of such Code, as amended; and

          WHEREAS, this restatement is being adopted to reflect applicable statutory and regulatory developments and the merger into this plan of the Mustang 401(k) Plan as of the close of business on June 30, 2001;

          NOW, THEREFORE, in consideration of the mutual covenants herein set forth, Gehl Company and the Trustee agree as follows:


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                    ARTICLE I. DEFINITIONS AND CONSTRUCTION


          Section 1.01. Definitions. Whenever used herein, the following words and phrases shall have the following meanings, except as required otherwise by the context.

          (a) "Administrator" means the individual, group of individuals, corporation or other entity appointed by the Board to administer the Plan pursuant to Section 7.01 hereof.

          (b) "Beneficiary" means the person, trust and/or other entity entitled to receive benefits in the event of the Participant's death. A Participant shall designate his Beneficiary on the form and in the manner prescribed by the Administrator and such designation may be changed or withdrawn by the Participant at any time. The most recent valid designation on file with the Administrator at the time of the Participant's death shall be the Beneficiary. Notwithstanding the foregoing, in the event the Participant is married at the time of his death, the Beneficiary shall be the Participant's spouse at such time unless such spouse consented in writing to the designation of an alternative Beneficiary after notice of the spouse's rights and such consent was witnessed (i) by a Plan representative appointed by the Administrator or (ii) by a notary public. In the event no valid designation of a Beneficiary is on file with the Administrator at the date of death or no designated Beneficiary survives him, the Participant's spouse shall be deemed the Beneficiary; in the further event the Participant is unmarried or his spouse does not survive him, the Participant's estate shall be deemed to be his Beneficiary. Notwithstanding the foregoing, in the event of the Participant's divorce, the former spouse shall cease to be a Beneficiary unless after such divorce the Participant completes a new designation naming such individual as a Beneficiary.

          (c) "Board" means the Board of Directors of the Gehl Company.

          (d) "Break in Service" means, with respect to a Participant, any Period of Severance which lasts for twelve (12) or more consecutive months.

          (e) "Code" means the Internal Revenue Code of 1986, as interpreted by applicable regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

          (f) "Company" means Gehl Company, a Wisconsin corporation, and any successors and assigns thereto, and any member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group member as defined in Code Sections 414(b), (c) and (m) that includes Gehl Company, but only while such corporation is in such controlled group.

          (g) "Compensation" means the earnings paid to a Participant for services as an Employee on or after his entry date in Section 2.01(a), equal to the sum of the amount reportable in Box 1 of Form W-2, plus any Deposits hereunder and salary reduction pursuant to Code Section 125 or 401(k), less any reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits. The maximum annual compensation taken into account hereunder for purposes of calculating any


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Participant's accrued benefit (including the right to any optional benefit) and for all other purposes under the Plan shall be $170,000 (or such higher amount permitted pursuant to Code Section 401(a)(17)).

          (h) "Date of Hire" means the first day on which an individual performs an hour of employment as defined in Section 2.01(c) hereof.

          (i) "Date of Rehire" means the first day on which an individual performs an hour of employment upon rehire following a Break in Service.

          (j) "Deposits" means amounts designated under the Plan by Participants pursuant to Article III hereof which are contributed by the Company in lieu of payment of an equal amount to the Participant as compensation.

          (k) "Employee" means any person employed on other than a temporary basis by Gehl Company, Gehl Power Products, Inc., Hedlund-Martin, Inc., Compact Equipment Attachments Inc., or Mustang Manufacturing Company, Inc. Persons working at other Company facilities shall become Employees only upon specific action of the Board. A person who is a "leased employee" within the meaning of Code Section 414(n) and (o) shall not be eligible to participate in the Plan, but in the event such a person was participating or subsequently becomes eligible to participate herein, credit shall be given for the person's service as a leased employee toward completion of the Plan's eligibility and vesting requirements, including any service for a member of the controlled group or affiliated service group, if applicable. An individual shall be considered an employee for purposes of the Plan on any day only if that individual is currently classified by the Company as a common law employee on that day, regardless of whether that individual was so classified on any other day or in the future is retroactively reclassified as a common law employee effective on the applicable day.

          (l) "ERISA" means the Employee Retirement Income Security Act of 1974, as interpreted and applied under regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

          (m) "Investment Manager" means the Administrator or a person, insurance company, corporation or association which qualifies as an "investment manager" as defined in Section 3(38) of ERISA, including the Trustee, appointed pursuant to Section 9.02 to direct the investment of all or any portion of the assets held by the Trustee under this Agreement.

          (n) "Normal Retirement Date" means the Participant's sixty-fifth
(65th) birthday.

          (o) "Participant" means any Employee who satisfies the provisions of
Section 2.01 hereof.

          (p) "Period of Severance" means the total period of time, calculated in years, months and days, which elapses between an employee's Severance from Service Date and such employee's Date of Rehire.


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          (q) "Plan" means the profit sharing retirement plan herein contained, as amended and in effect from time to time, which shall be known as the "Gehl Savings Plan."

          (r) "Plan Year" means the twelve (12) month period commencing on January 1 of each year except that the first Plan Year will be April 22, 1985 through December 31, 1985.

          (s) "Severance From Service Date" means the earlier of the date on which an employee's employment with the Company terminates on account of a quit, discharge, retirement (including retirement due to Total and Permanent Disability) or death, or the first anniversary of an employee's absence for any other reason, including a leave of absence, sick leave or disability leave; provided, however, that, in the case of an employee who leaves active service with the Company in connection with his commencing to perform military duty in the armed forces of the United States of America or of any state thereof under circumstances entitling him to veterans' reemployment rights pursuant to the Uniformed Services Employment and Reemployment Rights Act of 1994 or any other comparable federal statute, he shall not be deemed to have incurred a Severance from Service Date hereunder while performing such military duty and shall have the period thereof included as part of his Vesting Service hereunder if, but only if, he returns to the Company's service within the applicable time limit and under the other conditions prescribed by such statutes for his exercise of such veterans' reemployment rights.

          (t) "Total and Permanent Disability" means a physical or mental condition which totally and presumably permanently prevents a Participant from engaging in any substantially gainful activity, as determined by the Administrator based on a medical examination by a doctor or clinic appointed by the Administrator. Notwithstanding any other provision of this section, no Participant shall qualify if the Administrator determines that his disability results from an injury suffered while engaged in a felonious or criminal act or enterprise.

          (u) "Trust Fund" means all sums of money and other property, together with all earnings, income and other increment thereon, held in trust for purposes of providing benefits and defraying the reasonable expenses of the Plan, pursuant to the terms of this Agreement.

          (v) "Trustee" means Marshall and Ilsley Trust Company or any successor or successors thereto designated by the Board pursuant to Section 8.01 hereof.

          (w) "Vesting Service" means a Participant's service with the Company as calculated under Section 2.02 hereof.

          Section 1.02. Construction. (a) Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to this entire Agreement and not to any particular article or section. Titles of articles and sections hereof are for general information only, and this Agreement and the Plan are not to be construed by reference thereto.


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          (b) The Plan is intended to qualify under Section 401 of the Code and shall be interpreted so as to comply with the applicable requirements thereof, where such requirements are not clearly contrary to the express terms hereof. This Agreement and the Plan shall be construed and their validity determined according to the laws of the State of Wisconsin to the extent such laws are not preempted by federal law. In case any provision of this Agreement and/or the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Agreement and/or the Plan, but this Agreement and/or the Plan shall be construed and enforced as if said illegal and invalid provisions had never been inserted therein.



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          ARTICLE II. PARTICIPATION, VESTING SERVICE, BREAK IN SERVICE


          Section 2.01. Participation. (a) An Employee shall become a Participant as of the first day of the quarter (i.e., January 1, April 1, July 1 or October 1) coincident with or next following his completion of the qualifying period. Notwithstanding the foregoing, a Participant in the Mustang 401(k) Plan on June 30, 2001 shall be a Participant hereunder on July 1, 2001.

          (b) The qualifying period shall be the first to occur of the following:

               (i) the twelve (12) month period immediately following the person's date of employment during which the person accumulates at least 1,000 hours of employment (whether or not in the status of an Employee); or

               (ii) any Plan Year commencing after the date of employment during which the person accumulates at least 1,000 hours of employment; or

               (iii) for any Employee regularly scheduled to work forty (40)
                    hours per week, sixty (60) days of Vesting Service.

          (c) For purposes of this Section an hour of employment is an hour for which a person is directly or indirectly paid by the Company for the performance of duties. Hours of employment shall also include each hour not credited under the preceding sentence for which back pay has been either awarded or agreed to, irrespective of mitigation of damages, and each of the first 501 hours during a single continuous period of absence for which a Participant is paid or entitled to payment for vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Notwithstanding the foregoing, no credit shall be given for payments pursuant to applicable workers' compensation or unemployment compensation or disability insurance laws. The Administrator shall determine each Participant's hours of employment in accordance with Department of Labor Regulations ss.2530.200b-2(b) and (c).

          (d) A former Participant who is rehired by the Company shall resume participation in the Plan as of the first day of the calendar month coincident with or next following his election to make Deposits.

          (e) It is expressly provided that any employee who is in a unit of employees covered by a collective bargaining agreement shall become, or continue as, a Participant only if such bargaining agreement specifically provides that employees in such unit shall be covered by the Plan.

          Section 2.02. Vesting Service. Each Participant shall be credited with Vesting Service equal to the aggregate periods of time between his Date of Hire or subsequent Date of Rehire, as applicable, and the next following Severance from Service Date. A Participant shall also be credited with Vesting Service for any Period of Severance of less than twelve (12) consecutive months in duration. Vesting Service shall not count any period prior to January 1,


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1985, but shall count employment with Mustang Manufacturing Company, Inc. prior to the date it became a Company.

          Section 2.03. Break in Service. Vesting Service earned after a Break in Service which lasts for at least six (6) years shall not be considered for purposes of determining a Participant's vested interest in amounts accrued in his account prior to the Break in Service. Vesting Service earned prior to a Break in Service shall be aggregated with Vesting Service earned after the Break in Service for purposes of determining a Participant's vested interest in amounts accrued in his account after the Break in Service. Separate accounts shall be maintained for amounts accrued with respect to a Participant before a six (6) year Break in Service and after such a Break in Service.




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
                  ARTICLE III. CONTRIBUTIONS TO THE TRUST FUND


          Section 3.01. Election to Make Deposits. A Participant shall be automatically deemed to have filed an election to make Deposits at the rate of three percent (3%) of Compensation, unless and until such Participant makes an affirmative election. Elections shall be made in the manner the Administrator prescribes.

          Section 3.02. Amount and Payment of Participant Deposits. (a) Amount:
At the time of his election under Section 3.01 hereof, the Employee shall select the rate of his Deposits, based on a percentage of his Compensation. Deposits shall commence with the payroll period which commences on or immediately after the Employee's participation date. The Employee may designate any whole percentage, but only the first six percent (6%) of Compensation shall be eligible for a match by Company contributions.

          (b) Change in Rate: The rate of a Participant's Deposits shall remain in effect and may be changed only as of the payroll period which commences on or immediately after the first day of any quarter (i.e., January 1, April 1, July 1 or October 1) and such other dates as determined by the Administrator, pursuant to such rules as the Administrator may establish. Deposits may be suspended entirely at any time by thirty (30) days written notice to the Administrator.

          (c) Payment: Deposits shall be made by the Company through regular payroll deduction in lieu of payment as Compensation to the Participants. Deposits so received by the Company shall be remitted to the Trustee as soon as practicable thereafter, but in no event later than the 15th business day of the following month.

          (d) No Participant shall contribute Deposits in excess of $10,500 in any calendar year (or such higher amount permitted pursuant to Code Section 402(g)) less the amount of any elective deferrals under all other plans, contracts or arrangements maintained by the Company. In addition, the Plan is subject to the limitations of Code Section 401(k) which are incorporated herein by this reference.

          Section 3.03. Company Matching Contributions. Subject to the Company's right to amend or terminate the Plan as herein provided, the Company shall contribute to the Trust Fund such amount from time to time as it determines. Such contributions are not intended to be nor shall they be treated as part of a "cash or deferred arrangement" under Section 401(k) of the Code.

          Section 3.04. No Liability for Future Company Contributions. The benefits under the Plan shall be only such as can be provided by the assets of the Trust Fund, and there shall be no liability or obligation to make future profit sharing contributions hereunder or to make any further contributions in the event of termination of the Plan.

          Section 3.05. Time Period for Payment of Company Contributions. The Company's contributions for any Plan Year shall be paid to the Trustee not later than the time


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prescribed by law, including any extensions thereof, for filing the Company's federal income tax return with respect to such year.

          Section 3.06. Rollovers. The Administrator may, in its discretion, direct the Trustee to accept benefits (in the form of cash) of any Participant arising out of participation in an employee pension benefit plan maintained by an employer or former employer of such person, as a qualified plan under Section 401 or 403 of the Code to the extent such benefits constitute a "qualifying rollover distribution" under Section 402(c)(4) of the Code or the proceeds from a rollover individual retirement account under Section 408(d)(3) of the Code. In no event shall amounts representing nondeductible employee contributions be transferred to this Plan pursuant to this Section. Any amounts so transferred shall be treated for all purposes of the vesting, investment, and withdrawal provisions of this Plan as Deposits of the Participant.

          Section 3.07. USERRA. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Loan repayments shall be suspended as permitted under Code Section 414(u)(4).

          Section 3.08. Average Deferral Percentage Test. (a) The Plan is subject to the limitations of Code Section 401(k), which are incorporated herein by this reference, including the statutory requirements, the regulatory requirements of Treas. Reg. Section 1.401(k)-1, and all subsequent Internal Revenue Service guidance issued under the applicable Code provisions. Accordingly, the average deferral percentage for any Plan Year for the group of highly compensated employees (as defined in Code Section 414(q)) who are eligible to participate in the Plan ("Highly Compensated Participants") shall not exceed the greater of:

               (i) 125 percent of the average deferral percentage for the preceding Plan Year for all employees who were eligible to participate in the Plan in such Plan Year other than highly compensated employees for such year ("Non-Highly Compensated Participants"); or

               (ii) the lesser of (A) the average deferral percentage for the group of Non-Highly Compensated Participants for the preceding Plan Year plus two percent; or (B) two times the average deferral percentage for the group of Non-Highly Compensated Participants for the preceding Plan Year.

          (b) The deferral percentage for any Non-Highly Compensated Participant is calculated by dividing the amount of the Participant's Deposits for the preceding Plan Year by the Participant's compensation (as defined in Code Sections 414(q)(4) and 415(c)(3)) for such Plan Year. The deferral percentage for any Highly Compensated Participant is calculated by dividing the amount of the Participant's Deposits for the current Plan Year by the Participant's compensation (as defined in Code Sections 414(q)(4) and 415(c)(3)) for such Plan Year. The average deferral percentage for the group of Highly Compensated Participants and the group of Non-Highly Compensated Participants is the average of the deferral percentages calculated for each member of the applicable group. In accordance with rules promulgated by the Internal Revenue Service, the Administrator, in calculating a Participant's deferral percentage, may elect


                                       13
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to treat qualified elective contributions and qualified non-elective contributions (if any) as if they were Deposits.

          (c) The Administrator may from time to time establish limits (and as appropriate, modify any such limit) on the amount or percentage of Deposits that may be made by or on behalf of Highly Compensated Participants for the Plan Year. In addition, the Administrator may prospectively decrease the rate of Deposits of any Participant at any time, if the Administrator determines that such action is necessary or desirable to enable the Plan to comply or to ensure compliance with the average deferral percentage limitations or the requirements of Code Sections 401(k), 402(g), 415 or other applicable provisions.

          (d) If the average deferral percentage of Highly Compensated Participants for any Plan Year exceeds the applicable deferral percentage limitation for such year, each affected Highly Compensated Participant shall receive a distribution of the amount of their excess Deposits, together with income on such Deposits for the Plan Year in which the contributions were made. Such distribution shall be made on or before the last day of the Plan Year following the Plan Year to which the excess Deposits relate; provided that the Company will be subject to an excise tax if excess Deposits are not distributed within two and one-half months following the close of the Plan Year in which they were made. The aggregate amount of Deposits to be refunded shall be determined by reducing (or leveling) the maximum allowable level of Deposits to a percentage determined by the Administrator that, if applied to all Highly Compensated Participants with a deferral percentage above that level, would result in the average deferral percentage test being satisfied. The aggregate amount required to be refunded shall be allocated among (and distributed to) Highly Compensated Participants by reducing (or leveling) the maximum dollar amount of Deposits for the Plan Year to an amount determined by the Administrator that, if applied to all Highly Compensated Participants with Deposits above that level, would result in a refund of Deposits equal to the aggregate amount of excess Deposits calculated in accordance with the preceding sentence. The amount required to be distributed to any Highly Compensated Participant shall be reduced by the amount of excess Deposits (if any) previously distributed to the Participant in order to comply with Code Section 402(g)(5).

          (e) To the extent that Deposits refunded to a Highly Compensated Participant in accordance with subsection (d) above resulted in matching contributions being allocated to the Participant's account, such matching contributions, together with all income on such matching contributions for the Plan Year to which the matching contributions relate (but not including any gap period income) shall be forfeited. This forfeiture shall occur notwithstanding the vesting schedule otherwise applicable to matching contributions.

          (f) In the event that the Administrator determines that Code Section 401(k) (including the regulations thereunder) may be applied in a manner different than that prescribed in this Section, the Administrator, in its discretion, may make appropriate adjustments and such adjustments shall be an effective amendment of this section. In addition, the Administrator may promulgate such further rules and procedures as it may deem necessary for the proper application of this Section.


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

          (g) Following the application of this Section and the average contribution requirements below, the Administrator shall make further adjustments as necessary to comply with the "multiple use" test of Code Section 401(m)(9) and the regulations thereunder.

          Section 3.09. Maximum Contribution Percentage Test. (a) The Plan is subject to the limitations of Code Section 401(m), which are incorporated herein by this reference, including the statutory requirements, the regulatory requirements of Treas. Reg. Sections 1.401(m)-1 and 1.401(m)-2, and all subsequent Internal Revenue Service guidance issued under the applicable Code provisions. Accordingly, the average contribution percentage for any Plan Year for the group of highly compensated employees (as defined in Code Section 414(q))who are eligible to participate in the Plan ("Highly Compensated Participants") shall not exceed the greater of:

               (i) 125 percent of the average contribution percentage for the preceding Plan Year for all employees who are eligible to participate in the Plan in such Plan Year other than highly compensated employees for such year ("Non-Highly Compensated Participants"); or

               (ii) the lesser of (A) the average contribution percentage for the group of Non-Highly Compensated Participants for the preceding Plan Year plus two percent; or (B) two times the average contribution percentage for the group of Non-Highly Compensated Participants for the preceding Plan Year.

          (b) The contribution percentage for any Non-Highly Compensated Participant is calculated by dividing the amount of the Participant's matching contributions for the preceding Plan Year by the Participant's compensation (as defined in Section 414(q)(4) and 415(c)(3) of the Code) for such preceding Plan Year. The contribution percentage for any Highly Compensated Participant is calculated by dividing the amount of the Participant's matching contributions for the Plan Year by the Participant's compensation (as defined in Section 414(q)(4) and 415(c)(3) of the Code) for the Plan Year. The average contribution percentage for the group of Highly Compensated Participants and the group of Non-Highly Compensated Participants is the average of the contribution percentages calculated for each member of the applicable group. In accordance with rules promulgated by the Internal Revenue Service, the Administrator, in calculating a Participant's contribution percentage, may elect to take into account (in calculating contribution percentages) Deposits and qualified non-elective contributions (if any).

          (c) The Administrator may from time to time establish limits (and as appropriate, modify any such limit) on the amount or percentage of matching contributions that may be made by or on behalf of Highly Compensated Participants for the Plan Year. In addition, the Administrator may prospectively decrease the rate of matching contributions of any Participant at any time, if the Administrator determines that such action is necessary or desirable to enable the Plan to comply or to ensure compliance with the average contribution percentage limitations or the requirements of Sections 401(m), 415 or other applicable provisions of the Code.

          (d) If the average contribution percentage of Highly Compensated Participants for any Plan Year exceeds the applicable contribution percentage limitation for such year, each affected Highly Compensated Participant shall receive a distribution of the amount of his excess matching contributions, together with income on such contributions for the Plan Year in which the contributions were made. Such distribution shall be made on or before the last day of the Plan Year following the Plan Year to which the excess matching contributions relate; provided that the Employer will be subject to an excise tax if excess matching contributions are not distributed within two and one-half months following the close of the Plan Year to which the excess contributions relate. The aggregate amount of matching contributions to be refunded shall be determined by reducing (or leveling) the maximum allowable level of matching contributions to a percentage determined by the Administrator that, if applied to all Highly Compensated Participants with a contribution percentage above that level, would result in the average contribution percentage test being satisfied. The aggregate amount required to be refunded shall be allocated among (and distributed to) Highly Compensated Participants (or where applicable in the case of matching contributions, that level, would result in the average contribution percentage test being satisfied. The aggregate amount required to be refunded shall be allocated among (and distributed to) Highly Compensated Participants (or where applicable in the case of matching contributions, forfeited) by reducing (or leveling) the maximum dollar amount of matching contributions for the Plan Year to an amount determined by the Administrator that, if applied to all Highly Compensated Participants with matching contributions above that level, would result in a refund (or where applicable, forfeiture) of matching contributions equal to the aggregate amount of excess matching contributions calculated in accordance with the preceding sentence. The determination of the amount of excess matching contributions required to be distributed to affected Highly Compensated Participants shall be made after first determining the amount of any excess deferrals under Section 402(g) of the Code and then after determining the excess contributions under Section 401(k) of the Code.

          (e) In the event that the Administrator determines that Section 401(m) of the Code (including the regulations thereunder) may be applied in a manner different than that prescribed in this Section, the Administrator, in its discretion, may make appropriate adjustments. In addition, the Administrator may promulgate such further rules and procedures as it may deem necessary for the proper application of this Section.

          (f) Following the application of this section and the average deferral requirements above, the Administrator shall make further adjustments as necessary to comply with the "multiple use" test of Section 401(m)(9) of the Code and the regulations thereunder.

                            ARTICLE IV. INVESTMENTS


          Section 4.01. Direction of Investment. (a) Each Participant shall direct, in the manner the Administrator prescribes, the percentage of Deposits, rollovers and allocable share of Company contributions which shall be invested in each fund described in Section 4.03 hereof. A Participant who is a former Employee or a Beneficiary, other than the deceased Participant's spouse, may not direct the investment of his account. Such account shall remain in the funds in which it was invested as of the date of the Participant's termination of employment or date of death, whichever is applicable.

          (b) In the event a Participant fails to direct investment of any part of the account, such amount shall be invested on the Participant's behalf in the Balanced Fund described in Section 4.03(a)(i) hereof.

          (c) A Participant's direction of investment may be changed as of any business day pursuant to such rules as the Administrator may establish. The election of investments designates the percentage of future contributions to be allocated to a particular fund. No reallocation shall be made due to differences in investment results between various funds except as provided in Section 4.02 hereof.

          Section 4.02. Reallocation of Accounts. Each Participant may direct the Trustee to reallocate the Participant's accounts as of any business day pursuant to such rules as the Administrator may establish. Except to the extent permitted by the Administrator, no Participant's direction to the Trustee for reallocation of the Participant's account may include a reallocation to the Gehl Company Stock Fund. Such direction may include a reallocation out of the Gehl Company Stock Fund.

          Section 4.03. Description of Funds. (a) There shall be at least four (4) investment funds with the investment characteristics as determined by the Investment Manager.

          (b) Additional funds may be established in the discretion of the Investment Manager, with such titles and investment characteristics as shall be determined by the Investment Manager, and communicated to Participants. Any fund or any additional fund may be eliminated in the discretion of the Investment Manager after notice to Participants and reallocation of such amounts to remaining funds.

          (c) Pending investment in securities of a character described for the fund, any part of a fund may be invested in savings accounts or other deposits with a bank, commercial paper or other short-term securities, including any common funds of the Trustee utilizing similar investments but excluding any securities of the Company.

          (d) Each Participant's Deposits, rollovers and allocable share of Company contributions shall be invested in the various funds as directed by the Participant pursuant to Sections 4.01 and 4.02 hereof.

          Section 4.04. Funding Policy. The funding policy for the Plan is that Deposits, rollovers and Company contributions shall be managed in a manner consistent with ERISA and the general investment objectives for the applicable funds and for the purpose of defraying the reasonable expenses of administering the Plan. The Administrator shall have primary responsibility for carrying out the funding policy, and in addition to its specific responsibilities set forth elsewhere in the Plan, shall establish and communicate to the Trustee and/or other Investment Manager the general investment policy and objectives for the funds designated pursuant to Section 4.03 hereof.

                        ARTICLE V. PARTICIPANT ACCOUNTS


          Section 5.01. Participant Accounts. The Trustee shall establish and maintain an account in the name of each Participant for his allocated share of Company contributions, Participant Deposits, and any rollovers. As soon as practicable following each Plan Year, the Trustee shall prepare for each Participant an annual statement reflecting the status of the Participant's account as of the end of the Plan Year.

          Section 5.02. Allocation of Participant Deposits. As of the day received from the Company, the Trustee shall allocate each Participant's Deposits to the applicable Participant's account.

          Section 5.03. Allocation of Company Matching Contributions. As of the day received from the Company, the Trustee shall allocate the Company's matching contribution, if any, and any allocable forfeitures under Section 5.04 hereof among the Participants on a pro rata basis with respect to Participant Deposits for the applicable period, up to a maximum Deposit of six percent (6%) of Compensation for such period. Notwithstanding the foregoing, Participants who are employed in West Bend, Wisconsin, represented by a collective bargaining unit shall not be eligible for any Company matching contributions.

          Section 5.04. Disposition of Forfeitures. The Trustee shall establish a special account known as the "Suspense Account" and shall enter into such account amounts as are forfeited by any former Participant under Section
6.01 hereof. Amounts in the Suspense Account shall be utilized to pay, to the extent of such account, any expenses properly chargeable to the Plan pursuant to
Section 7.04 hereof. As of the end of any Plan Year, amounts remaining in the Suspense Account shall reduce the amount of required Company matching contributions pursuant to Section 5.03 hereof.

          Section 5.05. Allocation of Changes in Value. On a daily basis, the Trustee shall value each investment fund under Section 4.03 hereof and proportionately adjust each Participant's account invested in such fund to reflect the effect of income received, any change in fair market value (whether realized or unrealized), expenses and all other transactions during the applicable period respecting such fund.

          Section 5.06. Maximum Allocation Limitations. The Plan is subject to the limitations on benefits and contributions imposed by Code Section 415 which are incorporated herein by this reference. The limitation year shall be the Plan Year. If, notwithstanding the foregoing provisions of this section, the limitations of Code Section 415 are exceeded as a result of a reasonable error in estimating a Participant's compensation, a reasonable error in estimating the amount of Participant's Deposits that a Participant may elect under the limits of Code section 415, the allocation of forfeitures, or such other facts and circumstances as the commissioner of the Internal Revenue Service may prescribe, there shall be deducted from the Participant's account and returned to the Participant such portion of the Participant's Deposits, together with earnings thereon, as may be necessary to satisfy Code Section 415. If the requirements are still not satisfied, there shall be deducted from the Participant's account all or a portion of the Company contributions for such limitation year as may be necessary to comply with Code

Section 415 which amounts shall be reallocated among other eligible Participants to the extent that such additional allocation would not exceed the Code Section 415 limits with respect to such other Participants. Any amounts which cannot be allocated or reallocated due to limitations shall be credited to a suspense account subject to the following conditions: (i) amounts in the suspense account shall be allocated as a forfeiture among all eligible Participants hereunder at such time, including termination of the Plan or complete discontinuance of company contributions, as the foregoing limitations permit, (ii) no investment gains or losses shall be allocated to the suspense account, (iii) no further Company contributions shall be permitted until the foregoing limitations permit their allocation to Participant's accounts, and (iv) upon termination of the Plan any unallocated amounts in the suspense account shall revert to the Company.

                              ARTICLE VI. BENEFITS


          Section 6.01. Eligibility for Benefits and Vesting. (a) A Participant shall be fully vested and entitled pursuant to Section 6.03 hereof to receive upon termination of employment the total amount credited to his account if he:

          (i) attains age sixty-five (65);

          (ii) terminates employment under circumstances eligible for early retirement under a Company-sponsored, qualified defined benefit plan in which the Participant is covered;

          (iii) terminates employment on account of Total and Permanent Disability; or

          (iv) incurs a layoff without recall which results in his termination of employment pursuant to Company policy.

          If a Participant's employment is terminated under any other circumstances (except by reason of death which is provided for in Section 6.02 hereof), he shall be entitled pursuant to Section 6.03 hereof to receive the entire balance of the account attributable to his Deposits and any rollovers, plus that percentage of the balance in his account attributable to Company contributions which represents his vested interest determined in accordance with the following table, and the remainder of his account balance attributable to Company contributions shall be subject to forfeiture pursuant to subsection (b) below.

                                                 Percentage of Account
                                                  Balance Attributable
                                                to Company Contributions
         Years of Vesting Service             Representing Vested Interest
         ------------------------             ----------------------------
             Less than   1                                 0%
                         1                                20%
                         2                                40%
                         3                                60%
                         4                                80%
                         5 or more                       100%

          (b) Any amounts in a Participant's account which are not payable under subsection (a) above when his employment with the Company is severed shall remain in such account and shall continue to share in allocations under Section
5.05 hereof until such former Participant incurs a six-year break in service as defined in Section 2.04 hereof, whereupon they shall be forfeited and administered pursuant to Section 5.04 hereof. Notwithstanding the foregoing, if a Participant whose employment with the Company terminates prior to his becoming one hundred percent (100%) vested in the portion of his account balance attributable to Company contributions receives a distribution or distributions of his entire vested interest in his account, such Participant's nonvested interest in the Company contributions credited to his account shall be forfeited; provided, however, that if such Participant is reemployed prior to incurring a six-year break in service, any forfeited amounts shall be reinstated from current forfeitures if available or a special Company contribution. Any amounts that are reinstated pursuant to the previous sentence shall continue to vest according to the schedule in subsection (a) above taking into consideration any distributed amount. In any such event, the Participant's vested portion of his remaining account shall not be less than an amount "X" determined by the formula X = P(AB+D)-D, where P is the vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of the distribution. A Participant whose entire vested interest in his account has been distributed or who has no vested interest shall be deemed cashed out of the Plan.

          (c) Notwithstanding the vesting schedule above, a Participant who was a Participant in the Mustang 401(k) Plan on June 30, 2001 shall be entitled to the greater of the vesting percentage provided above or thus provided under this provision. This special rule uses the same 20% per year formula as above, but a different definition of "Vesting Service." For purposes of this provision, a year of Vesting Service is any period July 1 through June 30 in which the individual earns at least 1,000 hours of employment after attainment of age 18. For this purpose, "hours of employment" has the same meaning provided in Section 2.01(c), except that hours for Mustang Manufacturing Company, Inc. prior to its acquisition shall be included, as will hours for any affiliate of (i) Mustang Manufacturing Company, Inc. prior to the acquisition or (ii) of the Company at any time, as provided in Code Sections 414(b), (c) and (m).

          Section 6.02. Death. Upon the death of a Participant before his termination of employment with the Company, the total amount then credited to his account shall be fully vested and payable to the Participant's Beneficiary. Upon the death of a Participant after his termination of employment, the vested portion of his account shall be payable to the Participant's Beneficiary.

          Section 6.03. Form and Time of Payment. (a) All amounts payable to a Participant who terminates employment with the Company on account of Total and Permanent Disability or after attainment of age sixty-five (65) shall be paid as the Participant shall determine in one of the following ways:

               (i)  in lump sum; or

               (ii) in substantially equivalent installments over a period determined by the Participant not to exceed up to ten (10) years.

In any case where the Participant has determined payment to be on an installment basis, payment of all or any portion of the unpaid balance may be accelerated in the Participant's sole discretion.

          (b) All amounts payable to a Beneficiary shall be paid as the Beneficiary shall determine in one of the following ways:

               (i)  in lump sum; or

               (ii) in substantially equivalent installments over a period determined by the Beneficiary not exceeding five (5) years from the

                    Participant's death; provided, however, that if payment to the Participant has begun in installments prior to his death, the balance of his account shall be distributed at least as rapidly as that method selected prior to his death.

          (c) All amounts not payable pursuant to subsection (a) or (b) above shall be paid in lump sum.

          (d) Payment, under whichever method is determined, shall commence promptly after the particular Participant or Beneficiary is entitled to such payment. Notwithstanding the foregoing,

               (i) except with respect to death benefits payable to a nonspouse Beneficiary, no lump sum cash distribution shall be made without the consent of the Participant or deceased Participant's spouse, to the extent required by law, where the nonforfeitable portion of such Participant's or spouse's, in case of the Participant's death, account exceeds $5,000; but

               (ii) benefits shall not commence later than sixty (60) days after the end of the Plan Year in which the Participant attains or would have attained, in the case of death benefits payable to a deceased Participant's spouse, age sixty-five (65) or incurs a termination of employment, whichever shall last occur; but

               (iii) notwithstanding the foregoing, benefits payable to a
                    Participant who is a five percent (5%) owner of the Company shall be paid or commenced no later than the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2), even if the Participant is still employed; with respect to benefits payable to a deceased Participant's spouse, benefits shall be paid or commenced no later than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died and (B) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2).

          (e) For purposes of any distribution or withdrawal pursuant to this Article, the value of the Participant's account balances shall be determined as of the preceding business day.

          (f) The provisions of the Plan are intended to comply with Code
Section 401(a)(9) which prescribes certain rules regarding minimum distributions and requires that death benefits be incidental to retirement benefits. All distributions under the Plan shall be made in conformance with Section 401(a)(9) and the regulations thereunder which are incorporated herein by reference. The provisions of the Plan governing distributions are intended to apply in lieu of any default provisions prescribed in regulations; provided, however, that Code Section

401(a)(9) and the regulations thereunder override any Plan provisions inconsistent with such Code Section and regulations.

          (g) Benefits payable in installments to a former Participant shall be suspended upon his reemployment by the Company. Any undistributed amount shall be maintained in his account and shall continue to share in allocations under
Section 5.05 hereof until he again terminates his employment with the Company.

          Section 6.04. Payments to Minor or Incompetent Person. In the event that any amount is payable under the Plan to any person who is a minor or is deemed by the Administrator to be incompetent, either mentally or physically, or for any other reason incapable of receiving such payment, the Administrator may, in its sole discretion, make such payment for the benefit of such person in any of the following ways that the Administrator may select: (i) to such person's legal representative appointed by proceedings satisfactory to the Administrator; (ii) directly to such person even though he is not then able to exercise control over such payment; and/or (iii) to any custodian under the Uniform Gifts to Minors Act or similar statutes or guardian of such person or of his property with whom such person is making his home. The Administrator shall not be required to see to the proper application of any such payment made for such person's benefit pursuant to the provisions of this Section, and any such payment shall satisfy in full such person's entitlement to that payment.

          Section 6.05.  Direct Transfer of Eligible Rollover Distributions.
(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover as such terms are defined herein.

          (b) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)
(9) of the Code; any hardship distribution; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (c) An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (d) A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (e) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

          Section 6.06. Withdrawals. (a) Upon a showing of substantial hardship, a Participant may withdraw any portion of the balance in his account which is attributable to his Participant Deposits and rollovers upon written request to and approval of the Administrator. For purposes of this Section, substantial hardship shall mean:

               (i) unreimbursed medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code
                    Section 152) or necessary for these individuals to obtain medical care;

               (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

               (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children or dependents; or

               (iv) payments necessary to prevent the eviction of the
                    Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

          The hardship withdrawal (i) shall be limited to the amount of the immediate and heavy financial need, (ii) including to the extent permitted by rules established by the Administrator any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. (iii) shall be made only after the Participant takes all permitted loans and distributions hereunder and pursuant to any other plan maintained by the Company and (iv) shall not include any net earnings credited after December 31, 1988 to the balance in the Participant's account derived from Deposits.

          Any Participant who makes a withdrawal under this Section, shall have his Deposits and any other elective contributions or employee contributions under this Plan or any other plan maintained by the Company (both qualified and nonqualified) automatically suspended for a period of twelve (12) months following such withdrawal. The amount which such a Participant may contribute as Deposits for the calendar year following such withdrawal shall not exceed the amount described in Section 402(g) for such year, reduced by the amount of such Participant's actual Deposits for the calendar year in which the withdrawal occurred.

          (b) After attainment of age fifty-nine and one-half (59-1/2), a Participant may withdraw any portion of the balance in his account which is attributable to his Participant Deposits and rollovers upon written request to the Administrator. No more than two (2) such withdrawals may be made by a Participant during any twelve (12) month period.

          (c) After attainment of age sixty-two (62), a Participant who had an account in the Mustang 401(k) Plan on June 30, 2001 and is fully vested in the account may withdraw all or any portion of the balance in his account.

          Section 6.07. Erroneous Overpayments. In the event any payments hereunder to a Participant, former Participant, surviving spouse or any other Beneficiary hereunder exceed the amounts to which such person was entitled, the Administrator may withhold or reduce subsequent payments, or may take such other action as it deems necessary or appropriate.

          Section 6.08. Gehl Company Common Stock. (a) A Participant may direct the voting at each annual meeting and at each special meeting of the stockholders of Gehl Company of that number of whole shares of Gehl Company Common Stock attributable to his balance in Gehl Company Stock Fund, as of the valuation date preceding the record date for such meeting. Each such Participant will be provided with copies of any pertinent material together with a request for the Participant's confidential instructions as to how such shares are to be voted. The Trustee shall vote such shares in accordance with such instructions. Except as otherwise required by law, any shares of Gehl Company Common Stock for which the Trustee has not received instructions shall not be voted.

          (b) A Participant may direct the Trustee with respect to the exercise of tender offer rights with respect to that number of whole and fractional shares of Gehl Company Common Stock attributable to his balance in the Gehl Company Stock Fund as of the valuation date preceding the applicable record date. Each Participant shall be provided with copies of any pertinent material distributed to shareholders generally, in addition to a request for the Participant's instructions. The Trustee shall act in accordance with the directions received from the Participants. Except as otherwise required by law, any shares of Gehl Company Common Stock for which the Trustee has not received instructions shall not be tendered. The proceeds of any shares of Gehl Company Common Stock tendered in accordance with this Section shall be credited to the investment fund or funds elected by the Participant pursuant to rules established by the Administrator.

          (c) The Trustee shall be responsible for ensuring the confidentiality of a Participant's instructions under this Section to the extent reasonably possible

                        ARTICLE VII. PLAN ADMINISTRATION


          Section 7.01. Appointment of Administrator. The Plan shall be administered by an individual, or a committee of individuals appointed by the Board and serving at its pleasure. An Administrator position may, but need not, be filled by an officer, director or employee of the Company. Any vacancy in an Administrator position, whether caused by death, resignation, removal or other cause, shall be filled by the Board and the President of Gehl Company shall act as Administrator until such vacancy is filled. If the Administrator is a committee, such vacancy shall not affect the Administrator's authority to carry out its duties and responsibilities under the Plan. Also, if the Administrator is a committee, it may select from its committee members a chairman and such other officers as it deems appropriate, and Administrator action may be taken on vote of at least a majority of the committee members present at any meeting or upon unanimous written consent of all members without a meeting. Such Administrator meetings shall be scheduled to be held at least annually and minutes of such meetings shall be kept. All actions of the Administrator shall be recorded in such minutes or other appropriate written form. The Administrator may establish such other procedures and operating rules as it deems appropriate. Any party serving in an Administrator position may serve in similar capacities under other employee retirement and welfare benefit plans established and maintained by the Company. The Administrator shall be deemed the Plan's administrator for all purposes of ERISA.

          Section 7.02. Responsibility and Authority of the Administrator.
The Administrator shall have and exercise all discretionary and other authority to control and manage the operation and administration of the Plan as it may be amended by the Board from time to time, except such authority as is specifically allocated otherwise by or under the terms hereof. Without limiting the foregoing and in addition to the authority and duties specified elsewhere herein, the Administrator shall have exclusive authority to:

          (a) interpret and apply all provisions hereof, including without limitation, the power to determine who is a Participant in the Plan, and the amount of Vesting Service and Compensation to be recognized for each such Participant;

          (b) formulate, issue and apply rules and regulations, which are consistent with the terms and provisions hereof and the requirements of applicable law;

          (c) make appropriate determinations and calculations and direct the Trustee to pay benefits accordingly;

          (d) prescribe and require the use of appropriate forms;

          (e) prepare all reports which may be required by law;

          (f) determine the existence of Total and Permanent Disability and, in this connection, to require any Participant to submit to a physical examination by a licensed physician, in accordance with uniform rules and procedures consistently applied to similarly situated individuals;

          (g) approve or deny all applications under Article VI hereof and direct the Trustee as to the timing of any distribution;

          (h) transmit to the Trustee the investment elections of Participants pursuant to Article IV hereof; and

          (i) appoint any Investment Managers or otherwise direct investments pursuant to Section 9.02 hereof.

          Section 7.03. Use of Professional Services. The Administrator may engage the services of and/or consult with any legal counsel, independent qualified public accountant or other persons as may be deemed appropriate. Such persons may be employed for the purpose of rendering advice to the Administrator concerning the Administrator's responsibilities hereunder and may be persons who render services to the Company and/or the Trustee. In any case in which such services are utilized, the Administrator shall retain exclusive discretionary authority and control over the management and administration of the Plan.

          Section 7.04. Fees and Expenses. No employee of the Company shall receive compensation for services rendered in an Administrator capacity but shall be reimbursed for all reasonable expenses incurred in that capacity. Any other person or entity serving in an Administrator capacity shall be entitled to such reasonable compensation therefor as may be mutually agreed upon with the Company. Where services are utilized as provided in Section 7.03 hereof, the Administrator shall review and approve fees and other costs for those services. Such fees and costs and any other expenses incurred in the administration of the Plan and Trust Fund shall be paid out of the principal or income of the Trust Fund unless voluntarily paid by the Company.

          Section 7.05. Delegation of Authority and Responsibility. The Administrator may direct other employees to perform duties and functions relating to the administration of the Plan under the Administrator's supervision. It is expressly provided, however, that in any such case, the Administrator retains full and exclusive authority and responsibility for and respecting any such activities by other employees, and nothing contained in this
Section 7.05 shall be construed to confer upon such other employees any discretionary authority or control in and respecting the management and administration of the Plan.

          Section 7.06. Requirement to Furnish Information and to Use Administrator's Forms. Each person entitled to benefits under the Plan shall furnish to the Administrator such evidence, dates or information as the Administrator considers necessary or desirable in order to properly administer the Plan. Any designation of Beneficiary, benefit application, notification or other writing to be submitted hereunder to the Administrator must be filed pursuant to the procedure and on the appropriate form prescribed, and its receipt acknowledged by the Administrator in order to be valid and effective.

          Section 7.07. Claims Procedure. (a) A Participant or Beneficiary who believes that he is then entitled to benefits hereunder in an amount greater than he is receiving or has received, may file a claim for such benefits by writing directly to the Administrator. Every claim which is properly filed shall be decided and answered in writing within ninety (90) days (or one hundred eighty (180) days if additional time is needed and the claimant is so notified prior to the commencement of the extension) of its receipt by the Administrator, stating whether the claim is granted or denied. If the claim is wholly or partially denied, the specific reasons for denial and reference to the pertinent Plan provisions shall be set forth in a written notice to the claimant. Such notice shall also describe any information necessary for the claimant to perfect an appeal and an explanation of the Plan's claims appeal procedure as set forth in subsection (b) below.

          (b) Within sixty (60) days of notice that a claim is denied, the claimant may file a written appeal to the Administrator, including any comments, statements or documents the claimant may wish to provide. Every appeal shall be decided and answered within sixty (60) days (or one hundred twenty (120) days if additional time is needed and the claimant is so notified prior to the commencement of the extension) of its receipt by the Administrator. If a Committee is serving as Administrator, the appeal shall be considered and decided by the entire body at its next regularly scheduled meeting occurring at least thirty (30) days after the appeal is timely filed unless an extension of time is required to process the appeal, in which case a written notice thereof shall be given to the claimant prior to the start of such extension which shall not go beyond the third such regularly scheduled meeting occurring after such filing. In the event the claim is denied upon appeal, the specific reasons for denial and reference to the pertinent Plan provisions shall be set forth in a written decision which shall be sent to the claimant. The Administrator shall comply with any reasonable request from a claimant for documents or information relevant to his claim prior to his filing an appeal. The Administrator shall have discretionary authority to determine eligibility for benefits and to construe the terms of the Plan; any such determination or construction shall be final and binding on all parties unless arbitrary and capricious.

          Section 7.08. Agent for Service of Process. The Administrator is designated as the agent for service of legal process with respect to all matters pertaining to the Plan and the Trust Fund.

                             ARTICLE VIII. TRUSTEE


          Section 8.01. Successor Trustee. Any Trustee may be removed by action of the Board at any time, with or without cause, upon thirty (30) days' written notice. Any Trustee may resign at any time upon thirty (30) days' written notice to the Company. Upon such removal or resignation of a Trustee the Board may appoint or designate a successor trustee or trustees and all the monies and other property then constituting the Trust Fund shall be assigned, transferred and paid over to such successor trustee or trustees.

          Section 8.02. General Powers. Except as otherwise limited by
Article IV and otherwise herein, in addition to any powers or authority otherwise granted to the Trustee hereunder, the Trustee is authorized and empowered:

          (a) to act as complete and absolute owner of all assets in the Trust Fund;

          (b) to sell, exchange, convey, transfer or dispose of, or to grant options with respect to, any asset in the Trust Fund and to apply the proceeds of any such transaction in any manner consistent with the purposes of the Trust Fund, including any loans authorized pursuant to Section 6.06 hereof;

          (c) to borrow or raise monies for the purposes of the Trust Fund in such amount and upon such terms and conditions as the Trustee in its discretion may deem advisable;

          (d) to make, execute, acknowledge and deliver any and all assignments, documents of transfer or conveyance and any and all other instruments or documents that may be necessary or appropriate to carry out the powers herein granted;

          (e) to cause any asset in the Trust Fund to be registered in or transferred to its name as Trustee or the name of its nominee or nominees or to retain same unregistered or in form permitting transferability by delivery, but the books and records of the Trustee shall at all times show that all such assets are part of the Trust Fund;

          (f) to execute any option, right or privilege appurtenant to or respecting any asset of the Trust Fund or any contract with an insurance company, including the right to vote in person or by proxy as to any security in the Trust Fund;

          (g) to employ such legal counsel, independent qualified public accountant and other persons as may be deemed necessary for administering the Trust Fund, which assistants may be those consulted by the Company, any Investment Manager and/or the Administrator;

          (h) to enforce, compromise, settle or abstain from same in its discretion, any right, obligation or claim, whether asserted by or against the Trustee and in general to protect in any way the interests of the Trust Fund;

          (i) to do all other acts which the Trustee may deem necessary or proper and to exercise any and all powers of the Trustee upon such terms and conditions as is deemed to be for the best interests of the Trust Fund; and

          (j) to employ or appoint investment advisors or managers to manage any or all of the assets comprising the Trust, including any advisor or manager which is a member of an affiliated group of which Marshall and Ilsley Trust Company, or any successor trustee, is a member. To effectuate such appointment, the Trustee shall have the power to execute any documents as are necessary and to appoint such advisor or manager as co-fiduciary.

          Section 8.03. Payments from the Trust Fund. The Trustee shall make payments from the Trust Fund to such persons, and in such manner and amounts as may be specified in written directions to the Trustee from the Administrator. Should any such payment be unclaimed, the Trustee shall notify the Administrator thereof, and shall dispose of same in accordance with the Administrator's further directions.

          Section 8.04. Trustee Accounting. The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at reasonable times by any person or persons designated by the Administrator or the Company. Within ninety (90) days following the last day of each Plan Year, or following the close of such other annual period as may be agreed upon between the Trustee and the Company, and within ninety (90) days after the removal or resignation of the Trustee, the Trustee shall file with the Company a written report setting forth all investments, receipts and disbursements, and other transactions effected by it during the period ending as of such date or to the date of such removal or resignation, as the case may be, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales, and showing all cash, securities and other property held at the end of such period.

          Section 8.05. Settlement of Trustee Accounts. In case of any disapproval of any statement of accounts of the Trustee submitted by the Company in writing within ninety (90) days of receipt of such statement, an audit of such statement shall be made by an independent certified public accountant appointed by the Company unless a corrected statement shall have been rendered to the Company and approved in writing by the Company. Upon completion of such audit, the inaccuracies in such statement so audited, if any, shall be corrected to conform to such audit and a corrected statement shall be delivered by the Trustee to the Company. Any such corrected statement shall stand approved as the statement of account of the Trustee as to all matters embraced therein, without further approval. An approved or corrected statement of account shall constitute an account stated between the Trustee and the Company as to all matters embraced in such statement, and shall be binding and conclusive upon all persons interested in the Trust Fund to the same extent as if the account of the Trustee had been settled and allowed in a proceeding for judicial settlement of its accounts in any court of competent jurisdiction, to which all such persons had been made parties; provided, however, that no such statement of accounts nor the Company's approval thereof shall be deemed to relieve the Trustee of any liability which may be imposed upon it for violation of a specific provision of the Code or ERISA; provided further that nothing contained herein shall be deemed to deprive the Trustee and/or the Company of the right to have a judicial settlement of the Trustee's accounts.

          Section 8.06. Reliance on Written Communications. The Trustee shall be fully protected in relying upon any written notice, certification or other document or writing received from the Company, the Board, any Investment Manager and/or the Administrator and believed to be genuine and shall be under no duty to make an investigation or inquiry as to statements contained in any such notice, certification or other document or writing, and may accept the same as conclusive. Except when otherwise expressly provided herein, any instrument to be delivered or furnished by the Company or the Board to the Trustee shall be sufficiently executed if executed in the name of the Company or Board by any appropriate officer of the former and any instrument to be delivered or furnished by the Administrator to the Trustee shall be sufficiently executed in the Administrator's name. The Trustee shall be fully protected in relying upon a resolution of the Board, duly certified by the Company's secretary or assistant secretary, as to the identity of any party serving in the Administrator capacity until a subsequent resolution is filed with the Trustee by the Board. The Company shall furnish to the Trustee the name and signature of any person serving in the Administrator capacity and such other person who shall be entitled to act on behalf of the Company in dealing with the Trustee. Each Investment Manager appointed pursuant to Section 9.02 hereof shall, from time to time, furnish the Trustee with the name and specimen signature of any person authorized to direct the Trust on its behalf under this Agreement. The Trustee shall have the right to request that all directions and orders from the Investment Manager be in writing and shall assume no liability hereunder for failure to act pursuant to such directions and orders unless and until they are received in a form satisfactory to it.

          Section 8.07. Trustee Fees and Expenses. The Trustee shall be entitled to reimbursement of any reasonable expenses properly incurred in the performance of its duties hereunder and any Trustee who is not an employee of the Company shall be entitled to such reasonable compensation as shall be mutually agreed upon with the Company. Such compensation and expenses shall be paid from the Trust Fund unless paid by the Company.

                      ARTICLE IX. INVESTMENT OF TRUST FUND


          Section 9.01. Trustee Investment of Trust Fund. The Trust Fund shall be invested and reinvested without distinction between principal and income in such manner as the Trustee or any Investment Manager appointed pursuant to Section 9.02 shall determine to be consistent and in accord with the applicable requirements of ERISA and the Code and the provisions of Article IV. Subject to the foregoing requirements, such investments and reinvestments shall not be restricted to those of the character authorized for fiduciaries under any present or future laws or administrative regulations or pursuant to any rule of court, nor shall any investments be limited to any amount or type in relation to the amount or type of investments of the Trust Fund as a whole. The Trustee may hold all or any part of the Trust Fund in cash, and shall not be liable for interest on monies so held, notwithstanding that the Trustee, or any affiliate thereof, may accrue interest on such uninvested cash. Such cash or cash balances may be deposited with any bank or similar financial institution, including the Trustee, in savings accounts earning a reasonable rate of interest. The Trustee may, from time to time, invest and reinvest in interests in common, pooled, diversified, or consolidated funds created and maintained by any bank, insurance company or other financial institution, including the Trustee, for the collective investment of assets in trusts of employee retirement plans qualified under the applicable provisions of the Code whereupon, during the effective period of such investment and reinvestment in such a fund, any instrument governing such fund shall be deemed to be incorporated in and made a part of this Agreement as fully and to all intents and purposes as if set forth herein at length. The Trustee may invest in any registered investment company, including any such company from which the Trustee, or any affiliate thereof, receives an investment advisory fee or any other fee.

          Section 9.02. Appointment of Investment Manager. The Administrator may appoint one or more Investment Managers to manage the investment and reinvestment of all or any portion of the investment funds in Section 4.03. Any such Investment Manager shall serve at the pleasure of the Administrator.

          Each Investment Manager shall acknowledge in writing that it is a fiduciary with respect to the Plan. To the extent that Investment Managers have been appointed to manage the investment and reinvestment of any assets of the Trust Fund, then with respect to such assets, the Trustee shall be charged with responsibility only to execute with reasonable diligence and care the instructions of such Investment Manager and the Trustee shall not be liable in any way for depreciation or loss incurred by reason or in respect of any investments made or assets held pursuant to such instructions. To the extent that no Investment Manager is appointed with respect to all or any portion of an investment fund, the Administrator shall be deemed the Investment Manager.

           ARTICLE X. FIDUCIARIES AND ALLOCATION OF RESPONSIBILITIES


          Section 10.01. Fiduciaries. The Board, the Administrator, any Investment Manager and the Trustee shall be deemed to be the only fiduciaries, named and otherwise, of the Plan and Trust Fund for all purposes of ERISA. No named fiduciary designated in this Section 10.01 shall be required to give any bond or other security for the faithful performance of its duties and responsibilities with respect to the Plan and/or Trust Fund, except as may be required from time to time under ERISA.

          Section 10.02. Allocation of Fiduciary Responsibilities. The fiduciary responsibilities (within the meaning of ERISA) allocated to each named fiduciary designated in Section 10.01 hereof shall consist of the responsibilities, duties, authority and discretion of such named fiduciary which are expressly provided herein and in any related documents. Each such named fiduciary may obtain the services of such legal, actuarial, accounting and other assistants as it deems appropriate, any of whom may be assistants who also render services to any other named fiduciary, the Plan and/or the Company; provided, however, that where such services are obtained, the named fiduciary shall not be deemed to have delegated any of its fiduciary responsibilities to any such assistant but shall retain full and complete authority over and responsibility for any activities of such assistant. The Board, Trustee, any Investment Manager, Administrator and any individual members thereof shall not be responsible for any act or failure to act of any other one of them except as may be otherwise specifically provided under ERISA.

          Section 10.03. General Limitation on Liability. Neither the Board, the Administrator, the Trustee, any Investment Manager nor any other person or entity, including the Company and its shareholders, directors and employees, guarantees the Trust Fund in any manner against loss or depreciation and none of them shall be jointly or severally liable for any act or failure to act or for anything whatever in connection with the Plan and the Trust Fund, or the administration thereof, except and only to the extent of liability imposed because of a breach of fiduciary responsibility specifically prohibited under ERISA.

          Section 10.04. Multiple Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the Trust Fund.

                     ARTICLE XI. AMENDMENT AND TERMINATION


          Section 11.01. Amendment. The Company shall have the right by action of the Board to amend this Agreement and/or the Plan at any time and in any manner consistent with the Code and ERISA; provided, however, that any amendment which increases the duties or responsibilities of the Trustee shall be effective only with the Trustee's consent. In addition, the Administrator may adopt such amendments to the Plan as may be requested by the Internal Revenue Service in order to comply with the requirements for qualification under Sections 401(a) and 501(a) of the Code. Any amendment may be retroactive to the extent permitted by applicable law. Notwithstanding the foregoing, no amendment to the Plan shall decrease a Participant's accrued benefit or vested percentage or eliminate an optional form of distribution for a previously accrued benefit.

          Section 11.02. Termination. The Company shall have the right to terminate the Plan, in whole or in part, by action of the Board at any time and in such event, upon any other termination or partial termination, or upon termination due to permanent discontinuance of all Company contributions, the Trust Fund shall be fully vested and nonforfeitable to the extent of the termination. Distribution of benefits shall be in the discretion of the Administrator pursuant to Section 6.03 hereof.

                        ARTICLE XII. GENERAL PROVISIONS


          Section 12.01. Non-Guarantee of Continued Employment or Other Benefits. Neither the establishment of the Plan, nor any modification or amendment thereof, nor the payment of any benefit hereunder shall be construed as giving any Participant or other person whomsoever any legal or equitable right against the Company, its individual officers and employees, the Board or its members, any Investment Manager, the Administrator or any Trustee, or the right to the payment of any benefits hereunder (unless the same shall be specifically provided herein) or as giving any employee the right to continue his employment with the Company or as affecting the Company's right to sever such employment.

          Section 12.02.  Mergers, Consolidations and Transfers of Plan
Assets. In the case of any merger, consolidation with, or transfer of assets or liabilities to any other plan, each Participant must be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the applicable plan were then to terminate) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the applicable plan were then to terminate).

          Section 12.03. Spendthrift Clause. No Participant or Beneficiary shall have the right to transfer, assign, alienate, anticipate, pledge or encumber any part of such benefits, nor shall such benefits, or any part of the Trust Fund from which such benefits are payable, be subject to seizure by legal process by any creditor of such Participant or Beneficiary. Any attempt to effect such a diversion or seizure as aforedescribed shall be deemed null and void for all purposes hereunder to the extent permitted by ERISA and the Code. Notwithstanding the foregoing, the Trustee may recognize a qualified domestic relations order with respect to child support, alimony payments or marital property rights if such order contains sufficient information for the Administrator to determine that it meets the applicable requirements of Section 414(p) of the Code. The Administrator shall establish written procedures concerning the notification of interested parties and the determination of the validity of such orders; if any such order so directs, distribution of benefits to the alternate payee may be made accelerated to a time not permitted for distributions to the Participant.

          Section 12.04. Exclusive Benefit. Anything in the Plan which might be construed to the contrary notwithstanding, it shall be impossible at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries under the Plan for any part of the Trust Fund assets to be used for, or diverted to, purposes other than the exclusive benefit of such Participants or their Beneficiaries and defraying the reasonable expenses of administering the Plan and the Trust Fund. In no event shall the Company receive at any time any amounts from such assets except as provided in Section 5.06 hereof or the event of a mistake of fact pursuant to the directions of the Administrator within one year after such mistake is made. Notwithstanding any provision herein to the contrary, employer contributions hereunder are conditioned upon their deductibility under Code Section 404. To the extent a deduction is disallowed, contributions may be returned to the Employer within one year after such disallowance.

          Section 12.05. Full Satisfaction of Claims. Any payment or distribution to any Participant or Beneficiary shall be in full satisfaction of all claims against the Trust Fund, the Trustee, the Administrator, any Investment Manager and the Company and shall give rise to no claim or liability notwithstanding it shall later appear that such payment or distribution was made under a mistake of fact or law, except as otherwise specifically provided by the Code or ERISA. No payment shall be made hereunder which would be in violation of any applicable law or governmental regulation as determined by the Administrator.

          Section 12.06. Indemnification. The Company shall indemnify any director and/or employee of the Company who acts with respect to the Plan as a member of the Board, in an Administrator capacity or as a Trustee and shall hold any such director and/or employee harmless from the consequences of his acts or conduct in connection with the Plan except to the extent that such consequences are the result of willful misconduct or bad faith shown on the part of such director and/or employee.

          Section 12.07. Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument. This Agreement may be sufficiently evidenced by any one counterpart.

          Section 12.08. Successors and Assigns. This Agreement and the Plan herein contained shall be binding upon the successors and assigns of the Company and the Trustee.

          Section 12.09. IRS Approval. Any other provision to the contrary notwithstanding, the effectiveness of this Agreement is subject to the condition subsequent of the Company obtaining a determination from the Internal Revenue Service that the Plan meets the requirements for qualification contained in Code
Section 401(a) and that the Trust Fund is exempt from tax under Code Section 501(a).

          Section 12.10. Top-Heavy Restrictions. (a) Notwithstanding any provision to the contrary herein, in accordance with Code Section 416, if the Plan is a top-heavy plan for any Plan Year, then the provisions of this Section shall be applicable. The Plan is "top-heavy" for a Plan Year if as of its "determination date" (i.e. the last day of the preceding Plan Year or the last day of the Plan's first Plan Year, whichever is applicable), the total present value of the accrued benefits of key employees (as defined in Code Section 416(i)(1) and applicable regulations) exceeds sixty percent (60%) of the total present value of the accrued benefits of all employees under the plan (excluding those of former key employees and employees who have not performed any services during the preceding five (5) year period) (as such amounts are computed pursuant to Section 416(g) and applicable regulations using a five percent (5%) interest assumption and a 1971 GAM mortality assumption) unless such plan can be aggregated with other plans maintained by the applicable controlled group in either a permissive or required aggregation group and such group as a whole is not top-heavy. Any nonproportional subsidies for early retirement and benefit options are counted assuming commencement at the age at which they are most valuable. In addition, a plan is top-heavy if it is part of a required aggregation group which is top-heavy. Any plan of a controlled group may be included in a permissive aggregation group as long as together they satisfy Code
Section 401(a)(4) and 410 discrimination requirements. Plans of a controlled group which must be included in a required aggregation group include any plan in which a key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated) and any plan which enables such a plan to meet Code Section 401(a)(4) or 410 discrimination requirements. The present values of aggregated plans are determined separately as of each plan's determination date and the results aggregated for the determination dates which fall in the same calendar year. A "controlled group" for purposes of this Section includes any group employers aggregated pursuant to Code Sections 414(b), (c) or (m). The calculation of the present value shall be done as of a valuation date which for a defined contribution plan is the determination date and for a defined benefit plan is the date as of which funding calculations are generally made within the twelve-month period ending on the determination date. Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under
(i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

          (b) If a defined contribution plan is top-heavy in a Plan Year, non-key employee participants who have not separated from service at the end of such Plan Year will receive allocations of employer contributions and forfeitures at least equal to the lesser of three percent (3%) of compensation (as defined in Code Section 415) for such year or the percentage of compensation allocated on behalf of the key employee for whom such percentage was the highest for such year (including any salary reduction contributions). If a defined benefit plan is top-heavy in a Plan Year and no defined contribution plan is maintained, the employer-derived accrued benefit on a life-only basis commencing at the normal retirement age of each non-key employee shall be at least equal to a percentage of the highest average compensation for five consecutive years, excluding any years after such Plan permanently ceases to be top-heavy, such percentage being the lesser of (i) twenty percent (20%) or (ii) two percent (2%) times the years of service after December 31, 1983 in which a Plan Year ends in which the Plan is top-heavy. If the controlled group maintains both a defined contribution plan and a defined benefit plan which cover the same non-key employee, such employee will be entitled to the defined benefit plan minimum and not to the defined contribution plan minimum.

          Section 12.11.  Retroactive Application of Certain Plan Provisions.
(a) The following provisions shall apply retroactively from and after January 1, 1997:

               (i) the deletion of the family aggregation rule in the definition of "Compensation" in Section 1.01(g);

               (ii) the limitations in Sections 3.08 and 3.09; and

               (iii) the elimination of the mandatory distribution for employees over age 70 1/2 (other than five percent (5%) owners) in
                    Section 6.03(d)(iii).

The elimination of the combined plan limitation in Sections 5.06 and 12.10(c) shall apply retroactively from and after January 1, 2000. In addition, the applicable terms of the Plan shall apply retroactively to Mustang 401(k) Plan which is being merged into the Plan as of July 1, 2001, as necessary to maintain its status as a qualified plan as of the date of merger.

          Section 12.12. Prospective Effective Dates. The following provisions shall apply prospectively from and after January 1, 2002:

               (i)  The dollar limitation on the definition of "Compensation" in
                    Section 1.01(g) shall be increased to $200,000 (as adjusted by cost of living increases pursuant to Code Section 401(a)(17).

               (ii) The dollar limitation in Section 3.02(d) shall be increased to $11,000 for 2002, $12,000 for 2003, $13,000 for 2004,
                    $14,000 for 2005 and $15,000 for 2006 and thereafter (as adjusted by cost of living increases pursuant to Code
                    Section 402(g)).

               (iii) A new Section 3.10 shall be added to read as follows:

                         Section 3.10. Age 50 Catch-Up Contributions. Additional
                    contributions shall be permitted on a pre-tax basis for Participants who are at least age fifty (50) by the end of the calendar year in the amount of $1,000 for 2002, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005 and $5,000 for
                    2006 and thereafter (as adjusted by cost of living increases pursuant to Code Section 414(v)). Such catch-up contributions shall be collected pursuant to the standard payroll deduction after an eligible participant has otherwise reached the limitation on Deposits imposed either by law or by the design of the Plan. Contributions under this provision shall not be subject to any other restrictions hereunder except as otherwise specified in Code
                    Section 414(v), but shall be eligible for matching contributions subject to the limitations in Sections 3.09 and 5.03.

               (iv) In Section 6.03(d)(i), "(excluding the value of any rollover account)" shall be added after "$5,000".

               (v)  Section 6.05(c) is amended to read as follows:

                    An eligible retirement plan is any such plan permitted by law, including but not by way of limitation an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution.

               (vi) Section 6.05 is amended by the addition of the following new subsection (f):

                    Effective upon the issuance of final regulations applicable thereto, in the event that a distributee receiving a mandatory distribution in excess of $1,000 does not make an election between a direct rollover and a cash payment, the distribution shall be made in the form of a direct rollover to an individual retirement account selected for such purpose by the Company.

                        ARTICLE XIII. TRUSTEE ACCEPTANCE


          Section 13.01. Date of Acceptance. Effective as of July 27, 2001, the Trustee accepts the Trust hereby amended and restated and agrees to be bound by all of the terms of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this _____ day of July, 2001.

                                       GEHL COMPANY

                                       By:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------
                                       Attest:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

                                       [Corporate Seal]


                                       MARSHALL AND ILSLEY TRUST COMPANY,
                                       TRUSTEE

                                       By:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------
                                       Attest:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

                                       [Corporate Seal]